United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$339,070
Unrealized Gain (Loss) on Market Value of Futures	2,289,270
Dividend Income	1,123
Interest Income	509
ETF Transaction Fees	700
Total Income (Loss)	$2,630,672

Expenses
General Partner Management Fees	$32,864
Tax Reporting Fees	9,827
Audit Fees	7,192
Legal Fees	4,500
NYMEX License Fee	821
Non-interested Directors' Fees and Expenses	767
Prepaid Insurance Expense	722
Brokerage Commissions	73
Total Expenses	$56,766
Net Income (Loss)	$2,573,906

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/13	$63,811,711
Withdrawals (100,000 Shares)	(4,281,251)
Net Income (Loss)	2,573,906

Net Asset Value End of Month	$62,104,366
Net Asset Value Per Share (1,450,000 Shares)	$42.83

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612